Exhibit 32

Certification of Principal Executive Officer and Principal Financial Officer Pursuant to 18 U.S.C.

Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. §1350 and in connection with the Annual Report on Form 10-K of Nuo Therapeutics, Inc. (the “Company”) for the fiscal year ended December 31, 2016 (the “Report”), I, David E. Jorden, Chief Executive and Chief Financial Officer of the Company, hereby certify that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 28, 2017 /s/ David E. Jorden David E. Jorden Chief Executive and Chief Financial Officer (Principal Executive and Principal Financial Officer)

 A signed original of this written statement has been provided to Nuo Therapeutics, Inc. and will be retained by Nuo Therapeutics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.